STAG INDUSTRIAL ANNOUNCES SECOND QUARTER
2019 RESULTS

Boston, MA — July 30, 2019 - STAG Industrial, Inc. (the “Company”) (NYSE:STAG), today announced its financial and operating results for the quarter ended June 30, 2019.

“STAG has had an impressive first half of the year,” said Ben Butcher, Chief Executive Officer of the Company. “The strength of the industrial market continues to provide an attractive backdrop as the Company executes across the organization. Robust operating metrics reflect the strength of our portfolio and increased acquisition guidance speaks to the attractive opportunity to continue to grow our industrial portfolio.”

Second Quarter 2019 Highlights

•
Reported $0.10 of net income per basic and diluted common share for the second quarter of 2019, as compared to $0.09 of net income per basic and diluted common share for the second quarter of 2018. Reported $12.4 million of net income attributable to common stockholders for the second quarter of 2019 compared to net income attributable to common stockholders of $9.3 million for the second quarter of 2018.

•
Achieved $0.45 of Core FFO per diluted share for the second quarter of 2019, equal to the second quarter of 2018. Generated Core FFO of $58.1 million for the second quarter of 2019 compared to $47.6 million for the second quarter of 2018, an increase of 22.1%.

•	Generated Cash NOI of $77.6 million for the second quarter of 2019, an increase of 14.9% compared to the second quarter of 2018 of $67.6 million.

•	Acquired 14 buildings in the second quarter of 2019, consisting of 3.0 million square feet, for $260.2 million with a weighted average Capitalization Rate of 6.1%.

•	Achieved an Occupancy Rate of 95.0% on the total portfolio and 95.8% on the Operating Portfolio as of June 30, 2019.

•	Commenced Operating Portfolio leases of 2.5 million square feet for the second quarter of 2019, resulting in a Cash Rent Change and Straight-line Rent Change of 8.7% and 18.6%, respectively.

•	Experienced 79.5% Retention for 2.5 million square feet of leases expiring in the quarter.

•
Produced Same Store cash NOI growth of 1.0% for the second quarter of 2019 compared to the second quarter of 2018, and 2.2% for the six months ended June 30, 2019 compared to the six months ended June 30, 2018.

•	Raised net proceeds of $236.6 million of equity through a combination of the Company's at-the-market offering ("ATM") program and a follow-on offering during the second quarter of 2019.

•	Subsequent to quarter end on July 12, 2019, originated a new five-and-a-half-year, $200 million term loan.

Please refer to the Non-GAAP Financial Measures and Other Definitions section at the end of this release for definitions of capitalized terms used in this release.

The Company will host a conference call tomorrow, July 31, 2019 at 10:00 a.m. (Eastern Time), to discuss the quarter’s results and provide information about acquisitions, operations, capital markets and corporate activities. Details of the call can be found at the end of this release.

Key Financial Measures

SECOND QUARTER 2019 KEY FINANCIAL MEASURES

	Three months ended June 30,			Six months ended June 30,
Metrics	2019	2018	% Change	2019	2018	% Change
(in $000s, except per share data)
Net income attributable to common stockholders	$12,394	$9,264	33.8%	$18,201	$30,952	(41.2)%
Net income per common share — basic	$0.10	$0.09	11.1%	$0.15	$0.31	(51.6)%
Net income per common share — diluted	$0.10	$0.09	11.1%	$0.15	$0.31	(51.6)%
Cash NOI	$77,601	$67,565	14.9%	$152,530	$131,775	15.8%
Same Store Cash NOI (1)	$60,899	$60,277	1.0%	$122,190	$119,504	2.2%
Adjusted EBITDAre	$71,168	$61,217	16.3%	$138,805	$118,608	17.0%
Core FFO	$58,111	$47,591	22.1%	$111,298	$91,419	21.7%
Core FFO per share / unit — basic	$0.45	$0.46	(2.2)%	$0.90	$0.89	1.1%
Core FFO per share / unit — diluted	$0.45	$0.45	0.0%	$0.90	$0.89	1.1%
 (1) The Same Store pool accounted for 77.8% of the total portfolio square footage as of June 30, 2019.

Definitions of the above-mentioned non-GAAP financial measures, together with reconciliations to net income (loss) in accordance with GAAP, appear at the end of this release. Please also see the Company’s supplemental information package for additional disclosure.
Acquisition and Disposition Activity

For the three months ended June 30, 2019, the Company acquired 14 buildings for $260.2 million with an Occupancy Rate of 98.8% upon acquisition. The chart below details the acquisition activity for the quarter:

SECOND QUARTER 2019 ACQUISITION ACTIVITY

Market	Date Acquired	Square Feet	Buildings	Purchase Price ($000s)	W.A. Lease Term (Years)	Capitalization Rate
Minneapolis/St Paul, MN	4/2/2019	100,600	1	$9,045	4.1
West Michigan, MI	4/8/2019	230,200	1	15,786	7.7
Greensboro/Winston-Salem, NC	4/12/2019	129,600	1	7,771	10.8
Greenville/Spartanburg, SC	4/25/2019	319,660	2	15,432	5.4
Charleston/N Charleston, SC	4/29/2019	500,355	1	40,522	15.0
Houston, TX	4/29/2019	128,136	1	13,649	18.3
Richmond, VA	5/16/2019	109,520	1	9,467	15.1
Laredo, TX	6/6/2019	213,982	1	18,972	12.0
Baton Rouge, LA	6/18/2019	252,800	2	20,041	4.5
Philadelphia, PA	6/19/2019	187,569	2	13,645	4.1
Columbus, OH	6/28/2019	857,390	1	95,828	14.9
Total / weighted average		3,029,812	14	$260,158	11.3	6.1%

The chart below details the 2019 acquisition activity and Pipeline through July 30, 2019:

2019 ACQUISITION ACTIVITY AND PIPELINE DETAIL

	Square Feet	Buildings	Purchase Price ($000s)	W.A. Lease Term (Years)	Capitalization Rate
Q1	2,363,623	10	$185,363	7.4	6.6%
Q2	3,029,812	14	260,158	11.3	6.1%
Total / weighted average	5,393,435	24	$445,521	9.8	6.3%

As of July 30, 2019
Subsequent to quarter-end acquisitions	593,406	3	$31,969

Pipeline	36.6 million	159	$2.6 billion

The chart below details the disposition activity for the six months ended June 30, 2019:

2019 DISPOSITION ACTIVITY

	Square Feet	Buildings	Sale Price ($000s)
Q1	973,305	5	$17,939
Q2	—	—	1,125
Total	973,305	5	$19,064
Note: Sold two parcels of land in the second quarter of 2019 for $1.1 million.

Operating Portfolio Leasing Activity

The chart below details the leasing activity for leases commenced during the three months ended June 30, 2019:

SECOND QUARTER 2019 LEASING ACTIVITY

Lease Type	Square Feet	W.A. Lease Term (Years)	Cash Base Rent $/SF	SL Base Rent $/SF	Lease Commissions $/SF	Tenant Improvements $/SF	Cash Rent Change	SL Rent Change	Retention
New leases	554,717	5.9	$3.56	$3.70	$1.22	$0.36	22.8%	34.2%
Renewal Leases	1,954,251	4.1	$4.17	$4.35	$0.51	$0.42	5.8%	15.4%	79.5%
Total / weighted average	2,508,968	4.5	$4.03	$4.20	$0.67	$0.41	8.7%	18.6%
Note: The table above represents leases commencing during the quarter.

The chart below details the leasing activity for leases commenced during the six months ended June 30, 2019:

2019 LEASING ACTIVITY

Lease Type	Square Feet	W.A. Lease Term (Years)	Cash Base Rent $/SF	SL Base Rent $/SF	Lease Commissions $/SF	Tenant Improvements $/SF	Cash Rent Change	SL Rent Change	Retention
New leases	677,907	6.0	$3.66	$3.81	$1.30	$0.36	18.3%	30.3%
Renewal Leases	4,422,414	4.1	$4.04	$4.21	$0.43	$0.30	10.9%	20.3%	80.2%
Total / weighted average	5,100,321	4.4	$3.99	$4.16	$0.55	$0.31	11.7%	21.4%

Capital Market Activity

On April 4, 2019, the Company closed a public offering of 7,475,000 shares, inclusive of underwriters' option to purchase additional shares. The Company raised net proceeds of $214.7 million.

The chart below details the ATM program activity for the six months ended June 30, 2019:

2019 ATM ACTIVITY

Equity	Shares Issued	Price per Share (Weighted Avg)	Gross Proceeds ($000s)	Net Proceeds ($000s)
Q1	5,441,409	$27.60	$150,189	$148,887
Q2	705,794	$31.29	$22,082	$21,861
Total / weighted average	6,147,203	$28.02	$172,271	$170,748

Subsequent to quarter end, the Company sold 762,729 shares under its ATM program for net proceeds of $23 million.

As of June 30, 2019, net debt to annualized Run Rate Adjusted EBITDAre was 4.6x.

Subsequent to quarter end on July 12, 2019, the Company closed on a new $200 million, five-and-a-half-year unsecured term loan. The new term loan bears a current interest rate of LIBOR plus a spread of 1.00% and matures on January 12, 2025. The Company entered into four interest rate swaps to fix the interest rate on the new term loan, which will bear a fixed interest rate of 3.11% inclusive of these swaps.

On July 25, 2019, the Company drew the $175 million unsecured term loan E and used the proceeds to retire balances on the unsecured revolving credit facility.

Conference Call

The Company will host a conference call tomorrow, Wednesday, July 31, at 10:00 a.m. (Eastern Time) to discuss the quarter’s results.  The call can be accessed live over the phone toll-free by dialing (877) 407-4018, or for international callers, (201) 689-8471.  A replay will be available shortly after the call and can be accessed by dialing (844) 512-2921, or for international callers, (412) 317-6671.  The passcode for the replay is 13692201.

Interested parties may also listen to a simultaneous webcast of the conference call by visiting the Investor Relations section of the Company’s website at www.stagindustrial.com, or by clicking on the following link:

http://ir.stagindustrial.com/QuarterlyResults

Supplemental Schedule

The Company has provided a supplemental information package to provide additional disclosure and financial information on its website (www.stagindustrial.com) under the “Quarterly Results” tab in the Investor Relations section.

Additional information is also available on the Company’s website at www.stagindustrial.com.

CONSOLIDATED BALANCE SHEETS
STAG Industrial, Inc.
(unaudited, in thousands, except share data)

	June 30, 2019	December 31, 2018
Assets
Rental Property:
Land	$397,193	$364,023
Buildings and improvements, net of accumulated depreciation of $344,597 and $316,930, respectively	2,574,746	2,285,663
Deferred leasing intangibles, net of accumulated amortization of $229,864 and $246,502, respectively	381,133	342,015
Total rental property, net	3,353,072	2,991,701
Cash and cash equivalents	5,092	7,968
Restricted cash	4,503	14,574
Tenant accounts receivable	45,871	42,236
Prepaid expenses and other assets	36,919	36,902
Interest rate swaps	983	9,151
Operating lease right-of-use assets	15,717	—
Total assets	$3,462,157	$3,102,532
Liabilities and Equity
Liabilities:
Unsecured credit facility	$129,000	$100,500
Unsecured term loans, net	596,879	596,360
Unsecured notes, net	572,684	572,488
Mortgage notes, net	55,659	56,560
Accounts payable, accrued expenses and other liabilities	49,911	45,507
Interest rate swaps	18,865	4,011
Tenant prepaid rent and security deposits	21,220	22,153
Dividends and distributions payable	16,822	13,754
Deferred leasing intangibles, net of accumulated amortization of $10,854 and $12,764, respectively	20,340	21,567
Operating lease liabilities	17,525	—
Total liabilities	1,498,905	1,432,900
Equity:
Preferred stock, par value $0.01 per share, 20,000,000 and 15,000,000 shares authorized at June 30, 2019 and December 31, 2018, respectively,
Series C, 3,000,000 shares (liquidation preference of $25.00 per share) issued and outstanding at June 30, 2019 and December 31, 2018	75,000	75,000
Common stock, par value $0.01 per share, 300,000,000 and 150,000,000 shares authorized at June 30, 2019 and December 31, 2018, respectively, 126,372,945 and 112,165,786 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	1,264	1,122
Additional paid-in capital	2,501,013	2,118,179
Cumulative dividends in excess of earnings	(653,759)	(584,979)
Accumulated other comprehensive income (loss)	(17,771)	4,481
Total stockholders’ equity	1,905,747	1,613,803
Noncontrolling interest	57,505	55,829
Total equity	1,963,252	1,669,632
Total liabilities and equity	$3,462,157	$3,102,532

CONSOLIDATED STATEMENTS OF OPERATIONS
STAG Industrial, Inc.
(unaudited, in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Revenue
Rental income	$96,362	$84,866	$191,977	$167,993
Other income	284	608	371	764
Total revenue	96,646	85,474	192,348	168,757
Expenses
Property	16,955	16,124	36,466	33,623
General and administrative	8,587	7,978	17,799	16,726
Depreciation and amortization	44,633	40,901	86,936	80,866
Loss on impairments	—	—	5,344	2,934
Other expenses	427	350	826	641
Total expenses	70,602	65,353	147,371	134,790
Other income (expense)
Interest and other income	2	7	18	13
Interest expense	(12,193)	(11,512)	(25,027)	(22,904)
Gain on the sales of rental property, net	317	6,348	1,591	29,037
Total other income (expense)	(11,874)	(5,157)	(23,418)	6,146
Net income	$14,170	$14,964	$21,559	$40,113
Less: income attributable to noncontrolling interest after preferred stock dividends	408	392	622	1,334
Net income attributable to STAG Industrial, Inc.	$13,762	$14,572	$20,937	$38,779
Less: preferred stock dividends	1,289	2,578	2,578	5,026
Less: redemption of preferred stock	—	2,661	—	2,661
Less: amount allocated to participating securities	79	69	158	140
Net income attributable to common stockholders	$12,394	$9,264	$18,201	$30,952
Weighted average common shares outstanding — basic	125,251	100,386	120,015	98,713
Weighted average common shares outstanding — diluted	125,560	100,733	120,306	99,037
Net income per share — basic and diluted
Net income per share attributable to common stockholders — basic	$0.10	$0.09	$0.15	$0.31
Net income per share attributable to common stockholders — diluted	$0.10	$0.09	$0.15	$0.31

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
NET OPERATING INCOME RECONCILIATION
Net income	$14,170	$14,964	$21,559	$40,113
General and administrative	8,587	7,978	17,799	16,726
Transaction costs	79	76	153	76
Depreciation and amortization	44,633	40,901	86,936	80,866
Interest and other income	(2)	(7)	(18)	(13)
Interest expense	12,193	11,512	25,027	22,904
Loss on impairments	—	—	5,344	2,934
Other expenses	348	274	673	565
Gain on the sales of rental property, net	(317)	(6,348)	(1,591)	(29,037)
Net operating income	$79,691	$69,350	$155,882	$135,134

Net operating income	$79,691	$69,350	$155,882	$135,134
Straight-line rent adjustments, net	(3,231)	(2,790)	(5,411)	(5,434)
Straight-line termination income adjustments, net	—	156	(43)	19
Amortization of above and below market leases, net	1,141	849	2,102	2,056
Cash net operating income	$77,601	$67,565	$152,530	$131,775

Cash net operating income	$77,601
Cash NOI from acquisitions' and dispositions' timing	2,341
Run Rate Cash NOI	$79,942

Same Store Portfolio NOI
Total NOI	$79,691	$69,350	$155,882	$135,134
NOI non-same-store properties	(18,184)	(7,740)	(32,988)	(13,540)
Termination adjustments, net	196	(29)	156	(43)
Same Store NOI	$61,703	$61,581	$123,050	$121,551
Straight-line rent adjustments, net	(1,878)	(2,494)	(3,027)	(4,497)
Amortization of above and below market leases, net	1,074	1,190	2,167	2,450
Same Store Cash NOI	$60,899	$60,277	$122,190	$119,504

EBITDA FOR REAL ESTATE (EBITDAre) RECONCILIATION
Net income	$14,170	$14,964	$21,559	$40,113
Depreciation and amortization	44,633	40,901	86,936	80,866
Interest and other income	(2)	(7)	(18)	(13)
Interest expense	12,193	11,512	25,027	22,904
Loss on impairments	—	—	5,344	2,934
Gain on the sales of rental property, net	(317)	(6,348)	(1,591)	(29,037)
EBITDAre	$70,677	$61,022	$137,257	$117,767

ADJUSTED EBITDAre RECONCILIATION
EBITDAre	$70,677	$61,022	$137,257	$117,767
Straight-line rent adjustments, net	(3,266)	(2,824)	(5,479)	(5,468)
Amortization of above and below market leases, net	1,141	849	2,102	2,056
Non-cash compensation expense	2,537	2,215	4,815	4,435
Termination income	—	(121)	(43)	(258)
Transaction costs	79	76	153	76
Adjusted EBITDAre	$71,168	$61,217	$138,805	$118,608

Adjusted EBITDAre	$71,168
Adjusted EBITDAre from acquisitions' and dispositions' timing	2,341
Run Rate Adjusted EBITDAre	$73,509

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
CORE FUNDS FROM OPERATIONS RECONCILIATION
Net income	$14,170	$14,964	$21,559	$40,113
Rental property depreciation and amortization	44,559	40,826	86,788	80,718
Loss on impairments	—	—	5,344	2,934
Gain on the sales of rental property, net	(317)	(6,348)	(1,591)	(29,037)
Funds from operations	$58,412	$49,442	$112,100	$94,728
Preferred stock dividends	(1,289)	(2,578)	(2,578)	(5,026)
Redemption of preferred stock	—	(2,661)	—	(2,661)
Amount allocated to restricted shares of common stock and unvested units	(232)	(198)	(479)	(415)
Funds from operations attributable to common stockholders and unit holders	$56,891	$44,005	$109,043	$86,626

Funds from operations attributable to common stockholders and unit holders	$56,891	$44,005	$109,043	$86,626
Amortization of above and below market leases, net	1,141	849	2,102	2,056
Transaction costs	79	76	153	76
Redemption of preferred stock	—	2,661	—	2,661
Core funds from operations	$58,111	$47,591	$111,298	$91,419

Weighted average common shares and units
Weighted average common shares outstanding	125,251	100,386	120,015	98,713
Weighted average units outstanding	3,545	3,863	3,625	3,856
Weighted average common shares and units - basic	128,796	104,249	123,640	102,569
Dilutive performance shares	309	347	291	324
Weighted average common shares, units, and performance shares - diluted	129,105	104,596	123,931	102,893
Core funds from operations per share / unit - basic	$0.45	$0.46	$0.90	$0.89
Core funds from operations per share / unit - diluted	$0.45	$0.45	$0.90	$0.89

SELECTED FINANCIAL INFORMATION
Non-rental property depreciation and amortization	$74	$75	$148	$148
Straight-line rent adjustments, net - increase (decrease) to revenue	$3,266	$2,824	$5,479	$5,468
Straight-line termination income adjustments, net - increase (decrease) to revenue	$—	$(156)	$43	$(19)
Recurring capital expenditures	$819	$1,114	$930	$1,771
Non-recurring capital expenditures	$7,738	$6,826	$10,827	$8,026
New lease commissions and tenant improvements	$512	$868	$1,462	$2,420
Renewal lease commissions and tenant improvements	$2,417	$1,473	$3,149	$2,373
Non-cash portion of interest expense	$618	$547	$1,236	$1,081
Non-cash compensation expense	$2,537	$2,215	$4,815	$4,435

Non-GAAP Financial Measures and Other Definitions

Acquisition Capital Expenditures: We define Acquisition Capital Expenditures as Recurring and Non-Recurring Capital Expenditures identified at the time of acquisition. Acquisition Capital Expenditures also include new lease commissions and tenant improvements for space that was not occupied under the Company's ownership.

Capitalization Rate: We define Capitalization Rate as the estimated weighted average cash Capitalization Rate, calculated by dividing (i) the Company’s estimate of year one cash net operating income from the applicable property’s operations stabilized for occupancy (post-lease-up for vacant properties), which does not include termination income, miscellaneous other income, capital expenditures, general and administrative costs, reserves, tenant improvements and leasing commissions, credit loss, or vacancy loss, by (ii) the GAAP purchase price plus estimated Acquisition Capital Expenditures. These Capitalization Rate estimates are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2018.

Cash Rent Change: We define Cash Rent Change as the percentage change in the base rent of the lease commenced during the period compared to the base rent of the Comparable Lease for assets included in the Operating Portfolio. The calculation compares the first base rent payment due after the lease commencement date compared to the base rent of the last monthly payment due prior to the termination of the lease, excluding holdover rent. Rent under gross or similar type leases are converted to a net rent based on an estimate of the applicable recoverable expenses.

Comparable Lease: We define a Comparable Lease as a lease in the same space with a similar lease structure as compared to the previous in-place lease, excluding new leases for space that was not occupied under our ownership.

Earnings before Interest, Taxes, Depreciation, and Amortization for Real Estate (EBITDAre), Adjusted EBITDAre, Annualized Adjusted EBITDAre, and Run Rate Adjusted EBITDAre: We define EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre represents net income (loss) (computed in accordance with GAAP) before interest expense, tax, depreciation and amortization, gains or losses on the sale of rental property, and loss on impairments. Adjusted EBITDAre further excludes transaction costs, termination income, straight-line rent adjustments, non-cash compensation, amortization of above and below market leases, net, gain (loss) on involuntary conversion, loss on extinguishment of debt, and other non-recurring items.

We define Annualized Adjusted EBITDAre as Adjusted EBITDAre multiplied by four.

We define Run Rate Adjusted EBITDAre as Adjusted EBITDAre plus incremental Adjusted EBITDAre adjusted for a full period of acquisitions and dispositions. Run Rate Adjusted EBITDAre does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We believe that EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre are helpful to investors as supplemental measures of the operating performance of a real estate company because they are direct measures of the actual operating results of our properties. We also use these measures in ratios to compare our performance to that of our industry peers.

Funds from Operations (FFO) and Core FFO: We define FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, gains (losses) from sales of land, impairment write-downs of depreciable real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs and fair market value of debt adjustment) and after adjustments for unconsolidated partnerships and joint ventures. Core FFO excludes transaction costs, amortization of above and below market leases, net, loss on extinguishment of debt, gain (loss) on involuntary conversion, gain (loss) on swap ineffectiveness, and non-recurring other expenses.

None of FFO or Core FFO should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We use FFO as a supplemental performance measure because it is a widely recognized measure of the performance of REITs. FFO may be used by investors as a basis to compare our operating performance with that of other REITs. We and investors may use Core FFO similarly as FFO.
However, because FFO and Core FFO exclude, among other items, depreciation and amortization and capture neither the changes in the value of our buildings that result from use or market conditions of our buildings, all of which have real economic effects and could materially impact our results from operations, the utility of these measures as measures of our performance is limited. In addition, other REITs may not calculate FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Similarly, our calculation of Core FFO may not be comparable to similarly titled measures disclosed by other REITs.

GAAP: We define GAAP as generally accepted accounting principles in the United States.

Market: We define Market as the market defined by CoStar based on the building address. If the building is located outside of a CoStar defined market, the city and state is reflected.

Net operating income (NOI), Cash NOI, and Run Rate Cash NOI: We define NOI as rental income, including reimbursements, less property expenses, which excludes depreciation, amortization, loss on impairments, general and administrative expenses, interest expense, interest income, transaction costs, gain (loss) on involuntary conversion, loss on extinguishment of debt, gain on sales of rental property, and other expenses.

We define Cash NOI as NOI less straight-line rent adjustments and less amortization of above and below market leases, net.

We define Run Rate Cash NOI as Cash NOI plus Cash NOI adjusted for a full period of acquisitions and dispositions, less cash termination income. Run Rate Cash NOI does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

We consider NOI, Cash NOI and Run Rate Cash NOI to be appropriate supplemental performance measures to net income because we believe they help us, and investors understand the core operations of our buildings. None of these measures should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. Further, our calculations of NOI, Cash NOI and Run Rate NOI may not be comparable to similarly titled measures disclosed by other REITs.

Non-Recurring Capital Expenditures: We define Non-Recurring Capital Expenditures as capital items for upgrades or items that previously did not exist at a building or capital items which have a longer useful life, such as roof replacements. Non-Recurring Capital Expenditures funded by parties other than the Company and Acquisition Capital Expenditures are excluded.

Occupancy Rate: We define Occupancy Rate as the percentage of total leasable square footage for which either revenue recognition has commenced in accordance with GAAP or the lease term has commenced as of the close of the reporting period, whichever occurs earlier.

Operating Portfolio: We define the Operating Portfolio as all warehouse and light manufacturing assets that were acquired stabilized or have achieved Stabilization. The Operating Portfolio excludes non-core flex/office assets and assets contained in the Value Add Portfolio.

Pipeline: We define Pipeline as a point in time measure that includes all of the transactions under consideration by the Company’s acquisitions group that have passed the initial screening process. The pipeline also includes transactions under contract and transactions with non-binding LOIs.

Recurring Capital Expenditures: We define Recurring Capital Expenditures as capital items required to sustain existing systems and capital items which generally have a shorter useful life. Recurring Capital Expenditures funded by parties other than the Company are excluded.

Renewal Lease: We define a Renewal Lease as a lease signed by an existing tenant to extend the term for 12 months or more, including (i) a renewal of the same space as the current lease at lease expiration, (ii) a renewal of only a portion of the current space at lease expiration and (iii) an early renewal or workout, which ultimately does extend the original term for 12 months or more.

Retention: We define Retention as the percentage determined by taking Renewal Lease square footage commencing in the period divided by square footage of leases expiring in the period for assets included in the Operating Portfolio.

Same Store: We define Same Store properties as properties that were in the Operating Portfolio for the entirety of the comparative periods presented.

Stabilization: We define Stabilization for assets under development or redevelopment to occur upon the earlier of achieving 90% occupancy or 12 months after completion. Stabilization for assets that were acquired and immediately added to the Value Add Portfolio occurs under the following:

•	if acquired with less than 75% occupancy as of the acquisition date, Stabilization will occur upon the earlier of achieving 90% occupancy or 12 months from the acquisition date;

•
if acquired and will be less than 75% occupied due to known move-outs within two years of the acquisition date, Stabilization will occur upon the earlier of achieving 90% occupancy after the known move-outs have occurred or 12 months after the known move-outs have occurred.

Straight-line Rent Change (SL Rent Change): We define SL Rent Change as the percentage change in the average monthly base rent over the term of the lease, calculated on a straight-line basis, of the lease commenced during the period compared to the Comparable Lease for assets included in the Operating Portfolio. Rent under gross or similar type leases are converted to a net rent based on an estimate of the applicable recoverable expenses, and this calculation excludes the impact of any holdover rent.

Value Add Portfolio: We define the Value Add Portfolio as properties that meet any of the following criteria:

•	less than 75% occupied as of the acquisition date;

•	will be less than 75% occupied due to known move-outs within two years of the acquisition date;

•	out of service with significant physical renovation of the asset;

•	development.

Weighted Average Lease Term: We define Weighted Average Lease Term as the contractual lease term in years as of the lease start date weighted by square footage. Weighted Average Lease Term related to acquired assets reflects the remaining lease term in years as of the acquisition date weighted by square footage..

Forward-Looking Statements

This earnings release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. STAG Industrial, Inc. (STAG) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe STAG’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “should”, “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond STAG’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risk factors discussed in STAG’s most recent Annual Report on Form 10-K for the year ended December 31, 2018, as updated by the Company’s subsequent reports filed with the Securities and Exchange Commission. Accordingly, there is no assurance that STAG’s expectations will be realized. Except as otherwise required by the federal securities laws, STAG disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in STAG’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.